Tidal Trust II 485BPOS

Exhibit 99. (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated July 10, 2025, relating to the financial statements and financial highlights of Defiance Daily Target 2X Long AVGO ETF, Defiance Daily Target 2X Long HIMS ETF, Defiance Daily Target 2X Long HOOD ETF, Defiance Daily Target 2X Long IONQ ETF, Defiance Daily Target 2X Long LLY ETF, Defiance Daily Target 2X Long MSTR ETF, Defiance Daily Target 2X Long NVO ETF, Defiance Daily Target 2X Long ORCL ETF, Defiance Daily Target 2X Long RGTI ETF, Defiance Daily Target 2X Long RIOT ETF, Defiance Daily Target 2X Long RKLB ETF, Defiance Daily Target 2X Long SMCI ETF, Defiance Daily Target 2X Long SOFI ETF, each a series of Tidal Trust II, which are included in Form N-CSR for the period ended April 30, 2025, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information. We also herby consent to the reference to our firm in this Registration Statement on Form N-1A of Defiance Daily Target 2X Long CVNA ETF, Defiance Daily Target 2X Long SOUN ETF, Defiance Daily Target 2X Long VST ETF, Defiance Daily Target 2X Long JPM ETF, Defiance Daily Target 2X Long MRVL ETF, Defiance Daily Target 2X Long PENN ETF, Defiance Daily Target 2X Long AMAT ETF, Defiance Daily Target 2X Long GOLD ETF, Defiance Daily Target 2X Long FSLR ETF, Defiance Daily Target 2X Long DKNG ETF, Defiance Daily Target 2X Long Copper ETF, Defiance Daily Target 2X Long China Dragons ETF, Defiance Daily Target 2X Long Solar ETF, each a series of Tidal Trust II, under the headers “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ Cohen & Company, Ltd.

COHEN & COMPANY, LTD.

Philadelphia, Pennsylvania

August 25, 2025